

                                                                                                                      Exhibit A-6
                                                                                                                      (Unaudited)



                                                        Birdsall, Inc.
                                        Consolidating Statement of Retained Earnings
                                            For The Year Ended December 31, 2003
                                                        (Millions)


                                                              Seven
                                    Tropical                  Seas      Tropic     Tropical
                                    Shipping and   Birdsall   Insurance Equipment  Shipping   Other      Adjustments
                          Birdsall, Construction   Shipping,  Company,  Leasing    Internat-  Sub-           and
                          Inc.      Company Ltd.   S.A.       Inc.      Inc.      ional, Ltd. sidiaries  Eliminations  Consolidated
                          --------  -------------  ---------  --------- --------- ----------- ---------- ------------  ------------

Balance at beginning
 of year                  $  24.3   $      129.9   $    8.4   $   4.9   $    5.8   $    4.7   $     5.7  $     (10.1)  $     173.6

Net income (loss)             9.2           16.3        4.2       3.4        3.6        4.3         3.1        (23.5)         20.6

Dividends on common stock   (17.0)          (8.2)      (1.7)     (2.5)         -       (2.5)       (5.0)        19.9         (17.0)

Rounding                     (0.2)             -          -         -       (0.1)         -           -          0.2          (0.1)
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------
Balance at end of year    $  16.3   $      138.0   $   10.9   $   5.8   $    9.3   $    6.5   $     3.8  $     (13.5)  $     177.1
                          ========  =============  =========  ========  =========  =========  ========== ============  ============


Note:  Subsidiaries combined under "Other Operating Subsidiaries" in Exhibits A-1 through A-3, together with subsidiaries combined under "Other Subsidiaries" in Exhibits A-4 through A-9, aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.


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